SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 2001



                                    NQL INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                         (State or Other Jurisdiction of
                         Incorporation or Organization)



          0-10558                                                33-0887356
  (Commission File Number)                                    (I.R.S. Employer
                                                             Identification No.)


             19000 MacArthur Boulevard, 5th Floor, Irvine, CA 92626
               (Address of Principal Executive Offices) (Zip Code)




                                 (949) 440-7902
                         (Registrant's telephone number,
                              including area code)

Item 5. Other Events.

     On September 10, 2001, NQL Inc. notified the Nasdaq Hearing Panel of NQL's decision to cease its appeal relating to the delisting of NQL's common stock from the Nasdaq National Market. As a result, on September 17, 2001, NQL received a Staff Decision Letter informing NQL that its common stock would be delisted from the Nasdaq National Market at the opening of business on Tuesday, September 18, 2001.

     The Company's press release dated September 19, 2001, filed as Exhibit 99.1 to this Report, is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

     (c) Exhibits

          99.1 Text of Press Release dated September 19, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NQL INC.


Date:  September 25, 2001             By:/s/ Matthew C. Harrison, Jr.
                                         ---------------------------------------
                                         Matthew C. Harrison, Jr.
                                         Chairman of the Board of Directors

                                Index to Exhibits


     Exhibit    Description


     99.1       Text of Press Release dated September 19, 2001

                                                                    EXHIBIT 99.1
[LOGO]
                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE

                          NQL INC. ANNOUNCES DELISTING

Irvine, Calif., September 19, 2001 - As previously announced, on September 10, 2001, NQL Inc. had notified its NASDAQ Hearing Panel of its decision to cease its appeal relating to the delisting of its common stock. As a result, on September 17, 2001, the Company received a Staff Decision Letter informing the Company that its common stock would be delisted from the NASDAQ National Market at the opening of business on Tuesday, September 18, 2001. As previously indicated, the Company expects that its stock will be traded on the over the counter bulletin board.

About NQL Inc.
NQL, through its DCi division, provides professional services including Internet and intranet consulting, network design, installation and maintenance as well as onsite support for customers located primarily in the northeastern U.S. NQL's DCi division also provides management and consulting services, information technology services and products to vertical markets such as financial institutions, "Big 5" accounting firms, major healthcare providers, pharmaceutical companies and educational institutions. NQL's software division develops and deploys intelligent software solutions based on its patent-pending Network Query Language(TM) core technology, providing enterprises with an alternative to chaotic, ad hoc information architectures. NQL provides its scalable, augmentative software solutions to partner systems integrators, Fortune companies, Internet marketplaces, software vendors and Internet-based service providers. The Company is currently in the process of seeking a purchaser for its software division. For more information, please see the company's prospectus on file with the SEC or visit the company's web site at http://www.nqli.com.

Network Query Language and all names of NQL Inc.'s other services or products are trademarks of NQL Inc. in the U.S. and certain other countries. All other trademarks are the property of their respective owners.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including (i) the actual effect on the Company and the trading of its securities of any delisting of the Company's stock from the Nasdaq National Market, (ii) whether the Company's stock will trade on the over the counter bulletin board, and (iii) whether there will continue to be a public market for trading of the Company's securities, as well as other risk factors set forth from time to time in the Company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and the Company undertakes no obligation to update these forward-looking statements.

For further information, please contact Matthew Harrison, Chairman of the Board of NQL Inc., (212) 453-1525, or mharrison@dcis.com.